Grace News #3102
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Mark Sutherland T +1 410.531.4590 mark.sutherland@grace.com

Grace Completes Purchase of Dow’s UNIPOL™ Polypropylene Process Technology Licensing and Catalysts Business

Columbia, MD – W. R. Grace & Co. (NYSE: GRA) announced that it has completed the acquisition of the assets of the Polypropylene Licensing and Catalysts business of The Dow Chemical Company (NYSE: DOW) for a cash purchase price of $500 million. The acquisition includes UNIPOL™ Polypropylene Process Technology and makes Grace the second largest polypropylene licensor in the world based on installed capacity, advancing Grace’s leadership in the broader polyolefin sector.

“The UNIPOL brand and the capabilities it represents are highly respected in the marketplace, and we are committed to strengthening that position,” said Grace Chairman and Chief Executive Officer Fred Festa. “We look forward to communicating our expanded capabilities and full portfolio of products and services to our customers and the broader global marketplace. We’re pleased to welcome a very talented team to Grace.”

Grace will continue to support the UNIPOL™ Polypropylene Process Technology, which includes the UNIPOL UNIPPAC™ Process Control System, a recognized leader in the industry. The UNIPOL™ tailored SHAC™ Catalysts Systems, 6th Generation non-phthalate CONSISTA™ Catalysts Systems, and advanced donor systems, ADT and CONSISTA™, enhance Grace’s polyolefin catalysts portfolio. These products complement Grace’s polypropylene catalysts families of POLYTRAK®, and HYAMPP™ and its polyethylene catalyst systems such as Cr-based catalysts (MAGNAPORE®), Ziegler-Natta Catalysts, and Single Site Catalysts.

About Grace

Grace is a leading global supplier of catalysts; engineered and packaging materials; and, specialty construction chemicals and building materials. The company’s three industry-leading business segments—Grace Catalysts Technologies, Grace Materials Technologies and Grace Construction Products—provide innovative products, technologies and services that enhance the quality of life. Grace employs approximately 6,500 people in over 40 countries and had 2012 net sales of $3.2 billion. More information about Grace is available at www.grace.com.

This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, all statements regarding Grace’s Chapter 11 case; expected financial positions; results of operations; cash flows; financing plans; business strategy; budgets; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: developments affecting Grace’s bankruptcy, propose plan of reorganization and settlements with certain creditors, the cost and availability of raw materials (including rare earth) and energy, developments affecting Grace’s underfunded and unfunded pension obligations, risks related to foreign operations, especially in emerging region, acquisitions and divestitures of assets and gains and losses from dispositions or impairments, the effectiveness of its research and development and growth investments, its legal and environmental proceedings, costs of compliance with environmental regulation and those factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on Grace’s projections and forward-looking statements, which speak only as the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.